Exhibit 99.3
                            AMERIVEST PROPERTIES INC.
                           DIVIDEND REINVESTMENT PLAN
                          ENROLLMENT AUTHORIZATION FORM

Account Number:
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RETURN TO:
                          UMB Bank, n.a.
                          Securities Transfer Division
                          P.O. Box 410064
                          Kansas City, Missouri 64141-0064

     I hereby appoint the UMB Bank, n.a. (the "Plan Administrator") as my agent subject to the Terms and Conditions set forth in the accompanying prospectus or brochure to invest my dividends received from the Company as indicated by the option chosen on this form. I further acknowledge and agree that my participation in the Plan will be subject to the Terms and Conditions of Participation as set forth in the prospectus or brochure, or as amended by the Company. Participation in the Plan will continue until I notify the Plan Administrator in writing of my desire to terminate participation, and is subject to the terms of participant withdrawal as agreed upon in the Company's prospectus or brochure.

If you do not sign and return this form, you will continue to receive dividend checks.

PLEASE REFER TO THE PLAN PROSPECTUS OR BROCHURE BEFORE MAKING A CHOICE.

[  ]     FOR FULL REINVESTMENT OF DIVIDENDS: Reinvest the dividends on all of my shares of Common Stock toward the purchase of additional shares of Common stock.

[  ]     FOR PARTIAL  REINVESTMENT  OF  DIVIDENDS:  Reinvest the  dividends on
         _______ [insert number of shares] of my whole shares of Common Stock, which are held by me, toward the purchase of additional shares of Common stock and send me the cash dividends on any remaining shares held by me.


SIGNATURE OF REGISTERED OWNERS




Signature

Date:
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Daytime Telephone:
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Authorization is not valid unless this form is signed by all registered shareholders.

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